Exhibit 23.2

Consent of Independent Registered Public Accounting Firm

We consent to the reference to our firm under the caption “Experts” and to the incorporation by reference of our report dated November 2, 2011, except for Note 12(b), (c) and (d), as to which the date is January 10, 2012, which appears in the Registration Statement (Form S-1 No. 333-177677) and related Prospectus of Verastem, Inc., in this Registration Statement on Form S-1, filed pursuant to Rule 462(b) of the Securities Act of 1933.

/s/ Ernst & Young LLP

Boston, Massachusetts

January 23, 2012